Exhibit 99.3

ORACLE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Oracle Corporation and Oracle America, Inc. (formerly known as Sun Microsystems, Inc.) (Sun) after giving effect to Oracle’s acquisition of Sun on January 26, 2010, the issuances of $4.5 billion of senior notes and $1.76 billion of Commercial Paper Notes prior to the date of acquisition (the Debt Issuance), and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of November 30, 2009 is presented as if our acquisition of Sun and the issuance of Commercial Paper Notes had occurred on November 30, 2009.

The unaudited pro forma condensed combined statements of operations for the six months ended November 30, 2009, and year ended May 31, 2009, are presented as if the Sun acquisition and the Debt Issuance had occurred on June 1, 2008 and were carried forward through each of the aforementioned periods presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets acquired in connection with our acquisition of Sun.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the Sun acquisition and the Debt Issuance been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Oracle and Sun included in the respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

ORACLE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of November 30, 2009

	Historical		Pro Forma Adjustments (Note 4)		Pro Forma Combined
	November 30, 2009	September 27, 2009
(in millions)	Oracle	Sun (Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$14,919	$1,757	$(6,138	)(A)	$10,538
Marketable securities	5,865	795	—		6,660
Trade receivables, net	3,086	1,743	(503	)(B)	4,326
Inventories	—	559	(305	)(C)	254
Deferred tax assets	703	198	61	(I)	962
Prepaid expenses and other current assets	662	948	(162	)(D)	1,448

Total current assets	25,235	6,000	(7,047)		24,188

Non-current assets:
Property, plant and equipment, net	1,956	1,556	(511	)(F)	3,001
Intangible assets, net	6,584	211	3,551	(G)	10,346
Goodwill	19,098	1,745	(495	)(H)	20,348
Other assets	960	554	886	(D)(I)	2,400

Total non-current assets	28,598	4,066	3,431		36,095

Total assets	$53,833	$10,066	$(3,616)		$60,283

LIABILITIES AND EQUITY
Current liabilities:
Notes payable, current and other current borrowings	$1,001	$—	$1,758	(J)	$2,759
Accounts payable	255	825	—		1,080
Accrued compensation and related benefits	1,129	538	—		1,667
Deferred revenues	4,395	2,152	(1,362	)(B)(L)	5,185
Other current liabilities	1,754	975	154	(E)(I)(K)	2,883

Total current liabilities	8,534	4,490	550		13,574

Non-current liabilities:
Notes payable and other non-current borrowings	13,751	589	(589	)(J)	13,751
Income taxes payable and deferred tax liabilities	2,943	237	443	(I)	3,623
Other non-current liabilities	690	1,366	(759	)(B)(E)(L)	1,297

Total non-current liabilities	17,384	2,192	(905)		18,671

Total equity	27,915	3,384	(3,261	)(M)	28,038

Total liabilities and equity	$53,833	$10,066	$(3,616)		$60,283

See notes to unaudited pro forma condensed combined financial statements.

ORACLE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended November 30, 2009

	Historical		Pro Forma Adjustments (Note 4)		Pro Forma Combined
	Six Months Ended
	November 30, 2009	September 27, 2009
(in millions, except per share data)	Oracle	Sun (Note 1)

Revenues:
New software licenses	$2,681	$318	$—		$2,999
Software license updates and product support	6,364	172	(11	)(N)	6,525

Software revenues	9,045	490	(11)		9,524
Hardware systems products	—	2,351	(2	)(N)	2,349
Hardware systems support	—	1,548	(2	)(N)	1,546

Hardware systems revenues	—	3,899	(4)		3,895
Services	1,866	479	(5	)(N)	2,340

Total revenues	10,911	4,868	(20)		15,759

Operating expenses:
Sales and marketing	2,093	961	(23	)(F)(O)	3,031
Software license updates and product support	490	76	(1	)(O)	565
Hardware systems products	—	1,671	(4	)(O)	1,667
Hardware systems support	—	686	(9	)(F)(O)	677
Services	1,614	334	45	(D)(O)	1,993
Research and development	1,368	773	(28	)(F)(O)	2,113
General and administrative	383	431	(11	)(F)(O)	803
Amortization of intangible assets	867	124	244	(G)	1,235
Acquisition related and other	16	21	(21	)(P)	16
Restructuring	162	109	—		271

Total operating expenses	6,993	5,186	192		12,371

Operating income (loss)	3,918	(318)	(212)		3,388
Interest expense	(368)	(23)	(17	)(Q)	(408)
Non-operating income, net	35	51	—		86

Income (loss) before provision for income taxes	3,585	(290)	(229)		3,066
Provision for (benefit from) income taxes	1,003	(16)	(63	)(R)	924

Net income (loss)	$2,582	$(274)	$(166)		$2,142

Earnings (loss) per share:
Basic	$0.52	$(0.36)			$0.43

Diluted	$0.51	$(0.36)			$0.42

Weighted average common shares outstanding (Note 5):
Basic	5,010	753			5,010

Diluted	5,063	753			5,065

See notes to unaudited pro forma condensed combined financial statements.

ORACLE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended May 31, 2009

	Historical		Pro Forma Adjustments (Note 4)		Pro Forma Combined
	Year Ended
	May 31, 2009	June 30, 2009
(in millions, except per share data)	Oracle	Sun (Note 1)

Revenues:
New software licenses	$7,123	$623	$—		$7,746
Software license updates and product support	11,754	346	(22	)(N)	12,078

Software revenues	18,877	969	(22)		19,824
Hardware systems products	—	6,081	(4	)(N)	6,077
Hardware systems support	—	3,264	(4	)(N)	3,260

Hardware systems revenues	—	9,345	(8)		9,337
Services	4,375	1,135	(71	)(N)	5,439

Total revenues	23,252	11,449	(101)		34,600

Operating expenses:
Sales and marketing	4,638	2,366	(42	)(F)(O)	6,962
Software license updates and product support	1,088	149	(2	)(O)	1,235
Hardware systems products	—	4,209	(7	) (O)	4,202
Hardware systems support	—	1,408	(22	)(F)(O)	1,386
Services	3,706	806	45	(D)(O)	4,557
Research and development	2,767	1,643	(55	)(F)(O)	4,355
General and administrative	785	950	(19	)(F)(O)	1,716
Amortization of intangible assets	1,713	296	442	(G)	2,451
Acquisition related and other	117	1,463	(1,460	)(P)	120
Restructuring	117	395	—		512

Total operating expenses	14,931	13,685	(1,120)		27,496

Operating income (loss)	8,321	(2,236)	1,019		7,104
Interest expense	(630)	(58)	(188	)(Q)	(876)
Non-operating income, net	143	83	—		226

Income (loss) before provision for income taxes	7,834	(2,211)	831		6,454
Provision for (benefit from) income taxes	2,241	51	(176	)(R)	2,116

Net income (loss)	$5,593	$(2,262)	$1,007		$4,338

Earnings (loss) per share:
Basic	$1.10	$(3.03)			$0.86

Diluted	$1.09	$(3.03)			$0.84

Weighted average common shares outstanding (Note 5):
Basic	5,070	747			5,070

Diluted	5,130	747			5,134

See notes to unaudited pro forma condensed combined financial statements.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of November 30, 2009, and the unaudited pro forma condensed combined statements of operations for the six months ended November 30, 2009, and for the year ended May 31, 2009, are based on the historical financial statements of Oracle Corporation and Oracle America, Inc. (formerly known as Sun Microsystems, Inc.) (Sun) after giving effect to Oracle’s acquisition of Sun on January 26, 2010, the Debt Issuance, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

We account for business combinations pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we recognize separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets and resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from our preliminary estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements do not include the effects of any future restructuring activities that pertain to the restructuring of our operations pursuant to the Sun Restructuring Plan, which we adopted in the third quarter of fiscal 2010 to improve the cost efficiencies in our merged operations, or pursuant to our Fiscal 2009 Oracle Restructuring Plan. In accordance with the requirements of ASC 805, acquired company restructuring activities initiated by us must be accounted for separately from the business combination in accordance with ASC 420, Exit or Disposal Cost Obligations. Any future restructuring expenses may be material and may include costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. Future restructuring expenses are expected to be incurred over the remainder of fiscal 2010 and during fiscal 2011 and are recorded to our operating expenses in the period that these expenses are incurred.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Sun acquisition and the Debt Issuance been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Oracle’s and Sun’s historical consolidated financial statements and accompanying notes included in each company’s respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

Accounting Periods Presented

Sun’s historical fiscal year ended on June 30 and, for purposes of these unaudited pro forma condensed combined financial statements, its historical results have been aligned to more closely conform to Oracle’s May 31 fiscal year end as explained below. Certain pro forma adjustments were made to conform Sun’s accounting policies to Oracle’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of November 30, 2009 is presented as if the Sun acquisition and issuance of the Commercial Paper Notes had occurred on November 30, 2009, and due to different fiscal period ends, combines the historical balance sheet of Oracle at November 30, 2009 and the historical balance sheet of Sun at September 27, 2009.

The unaudited pro forma condensed combined statements of operations of Oracle and Sun for the six months ended November 30, 2009 and year ended May 31, 2009 are presented as if the Sun acquisition and the Debt Issuance had taken place on June 1, 2008. Due to different fiscal period ends, the pro forma statement of operations for the six months ended November 30, 2009 combines the historical results of Oracle for the six months ended November 30, 2009 and the historical results of Sun for the six months ended September 27, 2009. The historical results of Sun for the six months ended September 27, 2009 were derived by taking the historical results of operations of Sun for the year ended June 30, 2009, subtracting Sun’s historical results of operations for the nine months ended March 29, 2009 and adding Sun’s historical results of operations for the three months ended September 27, 2009.

The pro forma statement of operations of Oracle and Sun for the year ended May 31, 2009, due to different fiscal period ends, combines the historical results of Oracle for the year ended May 31, 2009 and the historical results of Sun for the year ended June 30, 2009 after retrospectively applying the requirements of ASC 470, Debt. Due to the latest fiscal year and interim period financial information being readily available for Sun, Sun’s results of operations for the three months ended June 30, 2009 were included in all periods presented in the unaudited pro forma condensed combined statements of operations.

Reclassifications

The following reclassifications have been made to the presentation of Sun’s historical financial statements in order to conform to Oracle’s presentation:

•

Sun’s long-term marketable debt securities of $171 million were reclassified as marketable securities, Sun’s warranty reserve of $125 million was reclassified as other current liabilities, $237 million of Sun’s other non-current obligations were reclassified as non-current income taxes payable and deferred tax liabilities, and Sun’s long-term deferred revenues of $643 million were reclassified as other non-current liabilities.

•

Sun’s product revenues of $2.7 billion for the six months ended September 27, 2009 were reclassified as new software license revenues of $318 million and hardware systems products revenues of $2.4 billion. Sun’s product revenues of $6.7 billion for the year ended June 30, 2009 were reclassified as new software license revenues of $623 million and hardware systems products revenues of $6.1 billion.

•

Sun’s services revenues of $2.2 billion for the six months ended September 27, 2009 were reclassified as software license updates and product support revenues of $172 million, hardware systems support revenues of $1.5 billion and services revenues of $479 million. Sun’s services revenues of $4.7 billion for the year ended June 30, 2009 were reclassified as software license updates and product support revenues of $346 million, hardware systems support revenues of $3.3 billion and services revenues of $1.1 billion.

•

Sun’s cost of sales - products of $1.6 billion for the six months ended September 27, 2009 were reclassified as hardware systems products expenses of $1.6 billion and amortization of intangible assets of $64 million. Sun’s cost of sales - products of $4.1 billion for the year ended June 30, 2009 were reclassified as hardware systems products expenses of $4.0 billion and amortization of intangible assets of $146 million.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

•

Sun’s cost of sales - services of $1.2 billion for the six months ended September 27, 2009 were reclassified as software license updates and product support expenses of $76 million, hardware systems products expenses of $116 million, hardware systems support expenses of $686 million and services expenses of $334 million. Sun’s cost of sales - services of $2.6 billion for the year ended June 30, 2009 were reclassified as software license updates and product support expenses of $149 million, hardware systems products expenses of $231 million, hardware systems support expenses of $1.4 billion and services expenses of $806 million.

•

Sun’s selling, general and administrative expenses of $1.5 billion for the six months ended September 27, 2009 were reclassified as sales and marketing expenses of $961 million, amortization of intangible assets of $58 million and general and administrative expenses of $431 million. Sun’s selling, general and administrative expenses of $3.5 billion for the year ended June 30, 2009 were reclassified as sales and marketing expenses of $2.4 billion, amortization of intangible assets of $145 million and general and administrative expenses of $950 million.

•

Amortization of intangible assets of $124 million for the six months ended September 27, 2009 were reclassified from Sun’s cost of sales - products for $64 million, Sun’s research and development expenses for $2 million and Sun’s selling, general and administrative expenses for $58 million. Amortization of intangible assets of $296 million for the year ended June 30, 2009 were reclassified from Sun’s cost of sales - products for $146 million, Sun’s research and development expenses for $5 million and Sun’s selling, general and administrative expenses for $145 million.

•

Sun’s impairment of goodwill and intangible assets of $21 million for the six months ended September 27, 2009 were reclassified to acquisition related and other expenses. Sun’s impairment of goodwill and intangible assets of $1.5 billion and purchased in-process research and development expenses of $3 million for the year ended June 30, 2009 were reclassified to acquisition related and other expenses.

•

Sun’s gain (loss) on equity investments, net of $(2) million and $8 million for the six months ended September 27, 2009 and year ended June 30, 2009, respectively, were reclassified to non-operating income, net.

•	Sun’s settlement income of $47 million for both the six months ended September 27, 2009 and year ended June 30, 2009 was reclassified to non-operating income, net.

•

Sun’s interest and other income (expense), net of $(17) million for the six months ended September 27, 2009 was reclassified to interest expense of $23 million and non-operating income, net of $6 million. Interest and other income (expense), net of $(30) million for the year ended June 30, 2009 was reclassified to interest expense of $58 million and non-operating income, net of $28 million.

2.	ACQUISITION OF SUN MICROSYSTEMS, INC.

We acquired Sun Microsystems, Inc. on January 26, 2010, by means of a merger of a wholly owned subsidiary with and into Sun such that Sun became a wholly owned subsidiary of Oracle and was renamed “Oracle America, Inc.” We acquired Sun to, among other things, expand our product offerings by adding Sun’s existing hardware systems business and broadening our software and services offerings.

The estimated purchase price of and purchase price allocation for Sun, as presented below, represents our best estimates. These estimates are preliminary as we are still in the process of finalizing the majority of the amounts presented.

Preliminary Purchase Price

The total preliminary purchase price for Sun was $7.3 billion and was comprised of:

(in millions, except per share amounts)
Acquisition of approximately 757 million shares of outstanding common stock of Sun at $9.50 per share in cash	$7,196
Preliminary fair value of stock options and restricted stock-based awards assumed	90

Total preliminary purchase price	$7,286

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

Fair Value Estimate of Stock Options and Restricted Stock-Based Awards Assumed

As of January 26, 2010, Sun had approximately 54 million stock options and 19 million restricted stock-based awards outstanding. In accordance with the Agreement and Plan of Merger dated April 19, 2009 (Merger Agreement), the conversion ratio of the number of shares to be issued for each Sun stock option or restricted stock-based award assumed was based upon a conversion ratio of 0.3849, which was calculated as the consideration price of $9.50 paid by Oracle for each Sun share of common stock outstanding divided by the average Oracle stock price for five trading days prior to the closing date of January 26, 2010.

The preliminary fair values of stock options assumed were determined using a Black-Scholes-Merton valuation model with the following assumptions: weighted average expected life of 2.7 years, weighted average risk-free interest rate of 1.1%, weighted average expected volatility of 27% and a weighted average dividend yield of 0.8%. The preliminary fair values of unvested Sun stock options and restricted stock-based awards will be recorded as operating expenses on a straight-line basis over the remaining service periods, while the preliminary fair values of vested stock options and restricted stock-based awards are included in the total purchase price.

Preliminary Purchase Price Allocation

Pursuant to our business combinations accounting policy, the total preliminary purchase price for Sun was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values as of January 26, 2010 as set forth below. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change within the measurement period (up to one year from the acquisition date). The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of certain tangible assets and liabilities acquired, the valuation of intangible assets acquired, certain legal matters, income and non-income based taxes and residual goodwill. We expect to continue to obtain information to assist us in determining the fair value of the net assets acquired at the acquisition date during the measurement period. Our preliminary purchase price allocation for Sun is as follows:

(in millions)
Cash and marketable securities	$2,571
Trade receivables	1,079
Inventories	334
Goodwill	1,246
Intangible assets	3,347
In-process research and development	415
Other assets	2,054
Accounts payable and other liabilities	(3,961)
Deferred tax assets, net	1,244
Deferred revenues	(1,043)

Total preliminary purchase price	$7,286

Preliminary Valuations of Intangible Assets Acquired

The following table sets forth the preliminary components of intangible assets acquired in connection with the Sun acquisition:

(Dollars in millions)	Preliminary Fair Value	Weighted Average Estimated Useful Life
Hardware systems support agreements and related relationships	$771	7 years
Developed technology	1,349	4 years
Core technology	534	4 years
Customer relationships	467	3 years
Trademarks	226	7 years

Total intangible assets subject to amortization	3,347
In-process research and development	415

Total intangible assets	$3,762

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

Hardware systems support agreements and related relationships and customer relationships represent the fair values of the underlying relationships and agreements with Sun’s customers. Developed technology represents the fair values of Sun products that have reached technological feasibility and are a part of Sun’s product lines. Core technology represents the fair values of the Sun processes, patents and trade secrets related to the design and development of Sun’s products. This proprietary know-how can be leveraged to develop new technology and improve our existing products. Trademarks represent the fair values of brand and name recognition associated with the marketing of Sun’s products and services. In-process research and development represents the fair values of incomplete Sun research and development projects that had not reached technological feasibility as of the date of acquisition.

Preliminary Pre-Acquisition Contingencies Assumed

We have evaluated and continue to evaluate pre-acquisition contingencies relating to Sun that existed as of the acquisition date. We have preliminarily determined that certain of these pre-acquisition contingencies are probable in nature and estimable as of the acquisition date and, accordingly, have preliminarily recorded our best estimates for these contingencies as a part of the preliminary purchase price allocation for Sun. We continue to gather information for and evaluate substantially all pre-acquisition contingencies that we have assumed from Sun. If we make changes to the amounts recorded or identify additional pre-acquisition contingencies during the remainder of the measurement period, such amounts recorded will be included in the purchase price allocation during the measurement period and, subsequently, in our results of operations.

3.	NOTES PAYABLE AND OTHER BORROWINGS

Commercial Paper Program

Prior to our acquisition of Sun on January 26, 2010, we issued $1.76 billion of unsecured short-term commercial paper notes (Commercial Paper Notes) pursuant to our commercial paper program, which allows us to issue and sell unsecured short-term promissory notes pursuant to a private placement exemption from the registration requirements under federal and state securities laws (see Note 7 of Notes to Consolidated Financial Statements included in our fiscal 2009 Annual Report on Form 10-K for further information regarding our commercial paper program), at a weighted average yield, including issuance cost, of 0.17%. We issued these Commercial Paper Notes to finance a portion of our purchase price for our acquisition of Sun and for general corporate purposes. As of February 28, 2010, we had $951 million of Commercial Paper Notes outstanding at a weighted average yield, including issuance costs, of 0.18% that mature at various dates through June 14, 2010.

Senior Notes and Other

In July 2009, we issued $4.5 billion of fixed rate senior notes comprised of $1.5 billion of 3.75% notes due July 2014 (2014 Notes), $1.75 billion of 5.00% notes due July 2019 (2019 Notes) and $1.25 billion of 6.125% notes due July 2039 (2039 Notes and, together with 2014 Notes and 2019 Notes, the Senior Notes). We issued the Senior Notes for general corporate purposes and for our acquisition of Sun and acquisition related expenses.

The effective interest yields of the 2014 Notes, 2019 Notes and 2039 Notes at November 30, 2009 were 3.75%, 5.06% and 6.19%, respectively. In September 2009, we entered into interest rate swap agreements that have the economic effect of modifying the fixed interest obligations associated with the 2014 Notes so that the interest payable on these notes effectively became variable (1.38% at November 30, 2009).

Separately, shortly after the closing of our acquisition of Sun we repaid, in full, $700 million of Sun’s legacy convertible notes in the third quarter of fiscal 2010.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

4.	PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:

(A) To record the following adjustments to cash and cash equivalents:

(in millions)
To record net cash proceeds from the issuance of Commercial Paper Notes prior to our acquisition of Sun, net of discounts and offering costs (see adjustment (J) below)	$1,758
To record cash paid for Sun common stock (see Note 2)	(7,196)
To record cash paid for Sun’s legacy convertible notes (see adjustment (J) below)	(700)

Total adjustments to cash and cash equivalents	$(6,138)

(B)	To adjust for differences in Sun and Oracle accounting policies by eliminating deferred revenues included in the trade receivables of Sun.

(C)	To eliminate historical amounts of Sun inventories that have been delivered to the customer and for which Oracle has no future performance obligation. Generally, these balances arose in Sun’s legacy operations due to arrangements in which certain revenue recognition criteria had not been met. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the inventory balances of Sun as of September 27, 2009 and do not reflect the actual fair value adjustments that were recorded as of January 26, 2010 (the date of our acquisition of Sun).

(D)	To eliminate services expenses deferred by Sun as of the acquisition date related to differences in Sun and Oracle accounting policies for the historical periods presented.

(in millions)	November 30, 2009
Decrease in prepaid expenses and other current assets	$162
Decrease in other assets	55

Total	$217

(in millions)	Six Months Ended November 30, 2009	Year Ended May 31, 2009
Increase in services expenses	$48	$56

(E)	To adjust book values of certain Sun legacy obligations that we have preliminarily determined to be probable and estimable as of the acquisition date to our preliminary best estimates for these obligations.

(F)	To record the difference between the historical amounts of Sun’s property, plant and equipment, net, and preliminary fair values of these assets and the related decrease in depreciation expense for the historical periods presented.

(in millions)	Six Months Ended November 30, 2009	Year Ended May 31, 2009
Decrease in operating expenses:
Sales and marketing	$3	$6
Hardware systems support	2	4
Research and development	8	16
General and administrative	4	8

Total decrease in operating expenses	$17	$34

(G)	To record the difference between the historical amounts of Sun’s intangible assets, net and preliminary fair values of the intangible assets acquired in connection with our acquisition of Sun and associated amortization expenses.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

(Dollars in millions)	Sun Historical Amounts, Net	Preliminary Fair Values	Increase	Six Month Amortization Based Upon Preliminary Fair Values	Annual Amortization Based Upon Preliminary Fair Values	Preliminary Weighted Average Estimated Useful Life
Hardware systems support agreements and related relationships	$—	$771	$771	$58	$117	7 years
Developed technology	89	1,349	1,260	158	317	4 years
Core technology	—	534	534	61	122	4 years
Customer relationships	53	467	414	76	152	3 years
Trademarks and other	69	226	157	15	30	7 years
In-process research and development	—	415	415	—	—

Total intangible assets	$211	$3,762	$3,551	$368	$738

Total Sun historical amortization of intangible assets				124	296

Total increase in amortization of intangible assets				$244	$442

(H)	To eliminate Sun’s historical goodwill and record the preliminary estimate of goodwill for our acquisition of Sun.

(in millions)	Sun Historical Amount	Preliminary Estimate	Decrease
Goodwill	$1,745	$1,250	$(495)

(I)	To record preliminary tax adjustments related to the acquisition:

(in millions)
Net increase in deferred tax assets, current	$61
Net increase in deferred tax assets, non-current(1)	941
Net increase in deferred tax liabilities, current(2)	(16)
Net increase in income taxes payable and deferred tax liabilities, non-current	(443)

Net increase in deferred tax assets	$543

(1)	Recorded to other assets
(2)	Recorded to other current liabilities

The preliminary net increase in deferred tax assets is primarily attributable to our ability to utilize certain net operating loss and tax credit carryforwards from Sun, which were partially offset by certain acquired deferred tax liabilities including those associated with intangible assets acquired.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

(J)	To record net cash proceeds of $1.76 billion from the issuances of the Commercial Paper Notes, prior to our acquisition of Sun, net of discounts (see Note 3 and adjustment (A)), the adjustment of $111 million to record the difference between fair value and book value of Sun’s legacy convertible notes and the repayment of $700 million of Sun’s legacy convertible notes (see Note 3 and adjustment (A)).

(K)	To accrue for estimated acquisition related transaction costs of $33 million that were incurred by Sun as of the acquisition date.

(L)	To adjust for differences in Sun and Oracle accounting policies by eliminating deferred revenues included in the trade receivables of Sun and to record the differences between the preliminary fair values and the historical carrying amounts of Sun’s deferred revenues including the elimination of deferred revenue balances where no future performance obligation existed. The preliminary fair values represent amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred revenue balances of Sun as of September 27, 2009 and do not reflect the actual fair value adjustments that were recorded as of January 26, 2010 (the date of our acquisition of Sun).

(in millions)	Sun Historical Deferred Revenues	Preliminary Fair Values	Decrease
Deferred revenues, current	$2,152	$790	$(1,362)
Deferred revenues, non-current (in other non-current liabilities)	643	236	(407)

Total deferred revenues	$2,795	$1,026	$(1,769)

(M) To record the following adjustments to equity:

(in millions)
To record the preliminary fair values of vested Sun stock options and restricted stock-based awards assumed in connection with the acquisition			$90
To record certain acquisition related expenses incurred by Sun as of the acquisition date			33
To eliminate Sun’s historical equity			(3,384)

Total adjustments to equity			$(3,261)

(N)	To eliminate revenue transactions between Oracle and Sun for the periods presented. The purchasing party generally capitalized the product or service purchased and, accordingly, to the extent the pro forma effects related to property and related expenses, the pro forma effects were considered as a part of adjustment (F) above. The pro forma effects related to other balance sheet and expense accounts (i.e. non-property related) as of and for the periods presented were not significant.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

(in millions)	Six Months Ended November 30, 2009	Year Ended May 31, 2009
Decrease in revenues:
Software license updates and product support	$11	$22
Hardware systems products	2	4
Hardware systems support	2	4
Services	5	71

Total decrease in revenues	$20	$101

(O)	To record the estimated stock-based compensation expense related to the unvested portion of Sun stock options and restricted stock-based awards assumed in connection with the acquisition using the straight-line amortization method over the remaining vesting periods.

	Six Months Ended November 30, 2009
(in millions)	Sun Historical Stock- Based Compensation	Stock-Based Compensation Expense Based Upon Preliminary Fair Values	Decrease in Stock-Based Compensation Expense
Sales and marketing	$26	$6	$(20)
Software license updates and product support	1	—	(1)
Hardware systems products	5	1	(4)
Hardware systems support	9	2	(7)
Services	4	1	(3)
Research and development	26	6	(20)
General and administrative	11	4	(7)

Total stock-based compensation	$82	$20	$(62)

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

	Year Ended May 31, 2009
(in millions)	Sun Historical Stock- Based Compensation	Stock-Based Compensation Expense Based Upon Preliminary Fair Values	Decrease in Stock-Based Compensation Expense
Sales and marketing	$59	$23	$(36)
Software license updates and product support	2	—	(2)
Hardware systems products	10	3	(7)
Hardware systems support	24	6	(18)
Services	14	3	(11)
Research and development	59	20	(39)
General and administrative	24	13	(11)

Total stock-based compensation	$192	$68	$(124)

We assumed all of Sun’s equity plans including the rights, terms and conditions of the plans under which the stock options and restricted stock-based awards were originally granted. These rights, terms and conditions include providing for accelerated vesting of unvested stock options and restricted stock-based awards for certain eligible employees. Stock-based compensation expenses based upon preliminary fair values presented in the above tables and in the unaudited pro forma condensed combined statements of operations exclude the impact of stock-based compensation expenses resulting from the acceleration of stock options and restricted stock-based awards that we expect to record in periods subsequent to the Sun acquisition date as we expect the accelerated stock-based compensation expenses to be non-recurring with respect to our acquisition of Sun. The accelerated stock-based compensation expenses have no net impact as a pro forma adjustment to stockholders’ equity in the unaudited pro forma condensed combined balance sheet.

(P)	To eliminate Sun’s impairment of goodwill and intangible assets for the historical periods presented.

(Q)	To record interest expense associated with the Debt Issuance, including amortization of the discount and offering costs. Interest expense reflected in the unaudited pro forma condensed combined statements of operations and in the table below assumes constant interest rates and principal amounts with those as of the dates of issuances after considering the effect of certain interest rate swap agreements that we entered into. Interest expense on Senior Notes presented in the table below has been estimated using a weighted average effective annual interest rate of 4.15%, which represented our weighted average effective interest rate as of the date of issuance after consideration of certain fixed to variable interest rate swap agreements (see Note 3) that we entered into with respect to these Senior Notes, and is subject to change in future periods. The unaudited pro forma condensed combined statements of operations and the table below do not assume reductions in interest expense resulting from actual and anticipated principal repayments of our borrowings or changes in interest rates if we refinance our borrowings.

(Dollars in millions)	Oracle Notes Issued	Estimated Weighted Average Effective Annual Interest Rate	Increase in Interest Expense for Six Months Ended November 30, 2009	Increase in Interest Expense for Year Ended May 31, 2009
Interest expense associated with Senior Notes	$4,500	4.15%	$15	$185
Interest expense associated with Commercial Paper Notes	$1,758	0.17%	2	3

Total increase in interest expense			$17	$188

(R)	To record the pro forma income tax impact at the weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments (excluding the impact of Sun’s impairment of goodwill and intangible assets for the historical periods presented) are expected to be recorded. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Oracle and Sun filed consolidated income tax returns during the periods presented.

ORACLE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (continued)

(Dollars in millions)	Six Months Ended November 30, 2009	Year Ended May 31, 2009
Total pro forma adjustments recorded to decrease income before provision for income taxes in the unaudited pro forma condensed combined statements of operations(1)	$(250)	$(629)
Estimated provision for income tax rates applicable to pro forma adjustments	25.2%	28.0%

Pro forma adjustment to decrease provision for income taxes	$(63)	$(176)

(1)	Excluding Sun’s impairment of goodwill and intangible assets for the historical periods presented

5.	PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for additional stock options and restricted stock-based awards assumed from Sun stock option and restricted stock-based award plans pursuant to the treasury stock method as if those awards had been assumed as they stood at the acquisition date as of the beginning of each period presented without consideration for any subsequent award activity such as exercises and cancellations. Our acquisition of Sun had substantially no impact to our basic weighted average common shares outstanding calculations for the unaudited pro forma condensed combined statements of operations periods presented.

	Weighted Average Common Shares Outstanding
(in millions)	Six Months Ended November 30, 2009	Year Ended May 31, 2009
Diluted weighted average common shares outstanding, as reported	5,063	5,130
Estimated dilutive effect of stock options and restricted stock-based awards assumed from Sun	2	4

Diluted weighted average common shares outstanding, pro forma	5,065	5,134